UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2012
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VMWARE, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State of Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA (Address of Principal Executive Offices)		94304 (Zip code)
Registrant's telephone number, including area code: (650) 427-5000
N/A
(Former Name or Former Address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

VMware, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 31, 2012 (the “Annual Meeting”). At the Annual Meeting, the stockholders: (1) elected the two Class II, Group I director nominees to each serve a three-year term expiring at the 2015 Annual Meeting of Stockholders; (2) approved, on an advisory basis, the compensation of the Company's named executive officers and (3) ratified the selection by the Audit Committee of the Company's Board of Directors of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2012.

The results of the voting for each of the above proposals is as follows:

1.	Election of Class II, Group I directors:

	Class	For	Against	Abstain	Broker Non-Votes
Class II, Group I:
Michael W. Brown	Class B	300,000,000	0	0	0
Dennis D. Powell	Class B	300,000,000	0	0	0

2.	Non-Binding advisory vote on the compensation of the Company's named executive officers:

Class	For	Against	Abstain	Broker Non-Votes
Class A	101,957,955	816,744	54,372	19,587,159
Class B	3,000,000,000	0	0	0

3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2012:

Class	For	Against	Abstain	Broker
Class A	120,944,097	1,361,750	110,383	0
Class B	3,000,000,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

VMware, Inc.

By:	/s/ S. Dawn Smith
S. Dawn Smith Senior Vice President, General Counsel Chief Compliance Officer and Secretary